UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2022

Date of Report (Date of earliest event reported)

SAFETY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50070	13-4181699
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Custom House Street, Boston, Massachusetts 02110

(Address of principal executive offices including zip code)

(617) 951-0600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SAFT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 24,2022, Frederic H. Lindeberg, a member of the Company’s Board of Directors, informed the Board of his intention to retire from the Board of the Directors, effective immediately.  Mr. Lindeberg has been a member of the Company’s Board of Directors since 2004.

(d) On March 24, 2022, the Board of Directors (the “Board”) of Safety Insurance Group, Inc. (the “Company”), on the recommendation of the Nominating and Governance Committee of the Board, elected John D. Farina, 58, to the Board as a Class III director of the Company, to serve in such capacity until the Company’s 2023 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation, death or removal.

Mr. Farina recently retired from PricewaterhouseCoopers (“PwC”) as a Northeast Managing Partner and as a member of PwC’s Global Board of Directors, where he was a member of the Risk & Quality and Operations Committees. He has 35 years of experience advising both domestic and multinational Fortune 500 companies on financial accounting, regulatory, and tax matters, with a deep expertise in the insurance industry.

Mr. Farina also led PwC’s US Insurance Tax practice and has deep insurance industry expertise. During his time at PwC, Mr. Farina held a variety of senior leadership roles including Managing Partner of the Northeast Region, where he was responsible for approximately 3,800 partners and staff in five offices. In this role, he oversaw strategic planning, operations, finance, risk management, human capital, and marketing functions. Mr. Farina was elected by his fellow partners for two terms on both PwC’s US and Global Boards, providing 10 years of governance oversight to the firm.

After retiring from PwC in 2021, Mr. Farina was elected to join the National Committee of St. Jude Children's Research Hospital in Memphis, Tennessee, where he serves on the Audit & Compliance Committee. Mr. Farina has also served on several non-profit boards, including the Greater Boston Chamber of Commerce. Mr. Farina received his BBA in Accounting from Evangel University and is a CPA in Massachusetts and Texas. Mr. Farina qualifies as an “Audit Committee Financial Expert” as defined by the U.S. Securities and Exchange Committee rules.

In accordance with the Company’s non-employee director compensation policy, Mr. Farina will receive an annual cash retainer of $95,000 for his service on the Board. The Company will also reimburse Mr. Farina for all reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board and its committees.  On March 24, 2022, Mr. Farina was granted 1,000 shares of restricted stock.  Board of Director members must maintain stock ownership equal to at least four times their annual retainer. This requirement must be met within five years of becoming a director.

There are no arrangements or understandings between Mr. Farina and any other persons pursuant to which she was selected as a director.  There have been no transactions involving Mr. Farina that would require disclosure under Item 404(a) of Regulation S-K.

(d) On March 24, 2022, the Board of Directors (the “Board”) of Safety Insurance Group, Inc. (the “Company”), on the recommendation of the Nominating and Governance Committee of the Board, elected Deborah E. Gray, 58, to the Board as a Class II director of the Company, to serve in such capacity until the Company’s 2022 annual meeting of stockholders and until her successor is duly elected and qualified or until her earlier resignation, death or removal.

Ms. Gray joins the Board with over 30 years of experience as a corporate attorney and General Counsel for both publicly traded and private entities in a diverse range of industries, including high tech, ed tech, Software-as-a-Service (SaaS), professional services and life sciences. Her legal and business expertise with high-growth companies, ranging from start-ups to publicly traded multibillion-dollar corporations, are beneficial to Safety, particularly in relation to risk management, compliance, data privacy and security, and corporate governance matters.

Ms. Gray has served in various General Counsel roles over her 30-year career, including most recently providing her expertise to non-profit and start-up organizations. Currently, she is providing General Counsel services to the Achievement Network, a private, non-profit education organization where she leads all day-to-day legal, data privacy and security, and compliance initiatives. Prior to this role, Ms. Gray served as Vice President, General Counsel and Secretary at Acquia, Inc., a Software-as-a-Service (SaaS) company, from October 2011 to December 2013, where she led the creation and build out of its global legal, data security and corporate compliance functions including M&A, commercial contracts, licensing, real estate, employment, corporate and Board governance. From 2002 to 2011, Ms.

Gray was with Charles River Laboratories International, Inc., a U.S. life sciences company providing pre-clinical/clinical lab services for pharma, medical devices and biotech companies. At Charles River Laboratories, she was responsible for corporate, licensing, employment law, SEC and NYSE reporting and compliance, corporate governance, M&A, and general commercial contracts. In 2006, she took on the role of chief employment counsel for offices in 19 states and various locations in Canada, Japan, China, India and Europe. Previous to this, Ms. Gray was a member of the Executive Team at Sapient Corporation, a publicly traded professional services tech company, as Vice President, General Counsel, and Assistant Secretary and with Harcourt General, a publicly traded holding company, as Senior Corporate & SEC Counsel. Ms. Gray began her legal career at WilmerHale in Boston where she was a Junior Partner specializing in mergers and acquisitions, initial public offerings, and SEC compliance matters.

Ms. Gray has served on various non-profit boards including, The Home For Little Wanderers, the largest child welfare organization in the country, where she co-chaired the Nominating & Governance Committee and chaired the Risk Management Committee for many years. Previously, she was also a Trustee of Colby College and an Overseer of the Boston Symphony Orchestra. Ms. Gray graduated with a B.A. from Colby College and a J.D. from Boston College Law School.

In accordance with the Company’s non-employee director compensation policy, Ms. Gray will receive an annual cash retainer of $95,000 for her service on the Board. The Company will also reimburse Ms. Gray for all reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board and its committees.  On March 24, 2022, Ms. Gray was granted 1,000 shares of restricted stock.  Board of Director members must maintain stock ownership equal to at least four times their annual retainer. This requirement must be met within five years of becoming a director.

There are no arrangements or understandings between Ms. Gray and any other persons pursuant to which she was selected as a director.  There have been no transactions involving Ms. Gray that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit NumberDescription

99.1  Text of press release issued by the Company dated March 25, 2022.

104 The cover page from this Current Report on form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Insurance Group, Inc.
(Registrant)

Date: March 25, 2022	By:	/s/ CHRISTOPHER T. WHITFORD
Christopher T. Whitford
V.P., Chief Financial Officer and Secretary